Exhibit 99.1

March 10, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:
First Consulting Group, Inc.
File No. 000-23651

Dear Sir or Madam:

        We have read Part III of the Form 12b-25 of First Consulting Group dated March 10, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ GRANT THORNTON LLP